SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Subject: Proxy Votes Needed for Fund

This is a special reminder to shareowners of Fidelity Retirement Money Market Portfolio (Fund #630).

Your fund may have recently sent you a proxy package. Please be sure to vote right away! Your vote is very important and is urgently needed for the Special Shareholder Meeting to be held on time.

You can vote quickly and easily by calling 1 800-848-3155 weekdays from

8:00 AM - 11:00 PM, Eastern Time, and Saturdays from 11:00 AM - 6:00 PM. Your vote will be recorded by a representative of D.F. King & Co., Inc., Fidelity's independent proxy tabulator.

Thank you.

For more complete information about Fidelity mutual funds, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you invest.

Fidelity Investments Institutional Services Company, Inc. 82 Devonshire St., Boston, MA 02109

318486

Subject: Proxy Votes Needed for Fund

This is a special reminder to shareowners of Fidelity Retirement Government Money Market Portfolio (Fund #631).

Your fund may have recently sent you a proxy package. Please be sure to vote right away! Your vote is very important and is urgently needed for the Special Shareholder Meeting to be held on time.

You can vote quickly and easily by calling 1 800-848-3155 weekdays from

8:00 AM - 11:00 PM, Eastern Time, and Saturdays from 11:00 AM - 6:00 PM. Your vote will be recorded by a representative of D.F. King & Co., Inc., Fidelity's independent proxy tabulator.

Thank you.

For more complete information about Fidelity mutual funds, including fees and expenses, call or write Fidelity for free prospectuses. Read them carefully before you invest.

Fidelity Investments Institutional Services Company, Inc. 82 Devonshire St., Boston, MA 02109

318657